EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4186 and 333-30149) pertaining to the 1995 Director Stock Option Plan, 1995 Employee Stock Purchase Plan, and 1933 Stock Plan of Conceptus, Inc. of our report dated January 16, 1999, with respect to the consolidated financial statements of Conceptus, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP



Palo Alto, California
March 30, 1999